UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2021

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35518	20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2021, Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Adamas Pharmaceuticals, Inc., a Delaware corporation (“Adamas”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Adamas and Supernus Reef, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Company has agreed to cause Purchaser to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Adamas, par value $0.001 per share (the “Shares” and each, a “Share”), at an offer price of (i) $8.10 per Share, in cash, less any applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) two contingent value rights per Share (each, a “CVR”), which represents the right to receive $0.50 per CVR, which CVRs are governed by the terms of the CVR Agreement (as defined herein), in cash, less any applicable withholding taxes and without interest (the Cash Amount plus two CVRs, collectively, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”). Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into Adamas (the “Merger” and, together with the Offer, the “Transactions”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Adamas continuing as the surviving corporation in the Merger and a wholly owned subsidiary of the Company. At the effective time of the Merger, each Share that was not tendered in the Offer, other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), will be converted into the right to receive the Offer Price, less any applicable withholding taxes and without interest (the “Merger Consideration”).

At or prior to the time at which Purchaser accepts the Shares tendered in the Offer for purchase, the Company and a rights agent mutually agreeable to the Company and Adamas shall enter into a contingent value right agreement (the “CVR Agreement”) to allow for the payment of the milestones pursuant to each CVR. One CVR issued in respect of a Share shall become payable upon the first occurrence of achievement of aggregate worldwide Net Sales of the Product (each as defined in the CVR Agreement) in excess of $150,000,000 during any consecutive 12-month period ending on or before December 31, 2024. The second CVR issued in respect of each Share shall become payable upon the first occurrence of aggregate worldwide Net Sales of the Product in excess of $225,000,000 during any consecutive 12-month period ending on or before December 31, 2025. Each milestone with respect to a CVR may only be achieved one time. The maximum amount payable with respect to the CVRs issued in respect to each Share is $1.00.

The Offer will initially remain open for 20 business days following commencement of the Offer. If, at the scheduled expiration time of the Offer, any of the conditions to the Offer have not been satisfied (unless such condition is waivable by the Company or Purchaser and has been waived), Purchaser may extend the Offer for subsequent periods of up to 10 business days each. Additionally, Purchaser must extend the Offer (i) for any period required by applicable law (including any applicable interpretations or positions of the U.S. Securities and Exchange Commission (the “SEC”), the SEC staff and the Nasdaq Global Market), (ii) for periods of up to 10 business days each until the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) at the request of Adamas, for two periods of 10 business days each, if all the other conditions to the Offer have been satisfied or waived, in order to permit the satisfaction of the Minimum Condition (as defined herein).

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of customary conditions, including (i) there being validly tendered and not properly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Purchaser and its affiliates, represent one more Share than 50% of the total number of the then-issued and outstanding Shares at the expiration of the Offer (the “Minimum Condition”), (ii) the accuracy of Adamas’s representations and warranties (subject to customary materiality and “material adverse effect” thresholds), (iii) Adamas’s compliance or performance in all material respects of the obligations, covenants and agreements it is required to comply with or perform at or prior to the expiration of the Offer, (iv) the absence, since the date of the Merger Agreement, of a Material Adverse Effect (as defined in the Merger Agreement) that is continuing as of the time the Purchaser accepts Shares for purchase pursuant to the Offer, (v) the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the HSR Act, (vi) the absence of any law or order prohibiting the consummation of the Offer or the Merger, and (vii) the Merger Agreement not having been terminated in accordance with its terms. If the conditions to the Offer are satisfied or waived (other than conditions that by their nature are to be satisfied or waived at the expiration of the Offer), then Purchaser must (i) irrevocably accept for payment all of the Shares tendered pursuant to the Offer and (ii) pay the Offer Price in respect of each such Share.

The Merger Agreement includes certain representations, warranties and covenants of Adamas, the Company and Purchaser, including certain restrictions with respect to Adamas’s business between the date of the Merger Agreement and the consummation of the Merger. The Company and Adamas also agreed to use their respective reasonable best efforts to take all actions, to file all documents and to do all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as soon as reasonably practicable. However, the Company is not required to make divestitures, commit to any licenses or hold separate requirements or litigate or defend the Transactions in connection with any applicable antitrust laws. The Company and Purchaser may not take any action would reasonably be expected to prevent or materially delay consummation of the Offer and the Merger, including enter into any competing transactions that would potentially delay the Transactions.

Adamas has agreed to customary “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties and engage in discussions or negotiations with third parties regarding transaction proposals. Notwithstanding these restrictions, Adamas may under certain circumstances provide information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal that the board of directors of Adamas (the “Board”) has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to result in a Superior Offer (as defined in the Merger Agreement) and that failure to take such action would reasonably be expected to constitute a breach of the Board’s fiduciary duties under applicable legal requirements. Pursuant to the Merger Agreement, Adamas has agreed that the Board will (x) recommend that the stockholders of Adamas accept the Offer and tender their Shares to Purchaser pursuant to the Offer (the “Board Recommendation”) and (y) include the Board Recommendation in Adamas’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) when filed with the SEC and when disseminated to Adamas’s stockholders. The Board will also not (i) withdraw (or modify in a manner adverse to the Company or Purchaser), or publicly propose to withdraw (or modify in a manner adverse to the Company or Purchaser), the Board Recommendation, (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal or (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow Adamas to execute or enter into any contract with respect to any acquisition proposal, requiring, or which would reasonably expect to cause Adamas to abandon, terminate or fail to consummate the Transactions (other than a customary confidentiality agreement). Notwithstanding these restrictions, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to change the Board Recommendation in certain instances, subject to matching rights in favor of the Company.

The Merger Agreement contains certain termination rights for both Adamas and the Company, including, (i) if the consummation of the Transactions has not occurred on or before February 10, 2022 (the “End Date”), (ii) if consummation of the Offer or the Merger is legally prohibited or permanently enjoined, (iii) if the Offer has been withdrawn or terminated in accordance with the terms of the Merger Agreement without the acceptance for payment of Shares pursuant to the Offer, provided that the terminating party’s material breach of any provision of the Merger Agreement is not the cause of the events specified in the foregoing clauses (i) through (iii) occurring. The Merger Agreement may also be terminated by the Company if (i) the Board has failed to include the Board Recommendation in the Schedule 14D-9 when mailed or has effected a Company Adverse Change Recommendation (as defined in the Merger Agreement), (ii) Adamas has entered into an agreement with respect to a Superior Offer, (iii) the Board fails to publicly reaffirm the Board Recommendation upon request by the Company (subject to certain limitations), (iv) in the case of a tender offer or exchange offer, the Board fails to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 the rejection by its stockholders of such tender offer or exchange offer, or (v) Adamas has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 days following written notice, if such breach would cause certain of the conditions to closing to not be able to be satisfied. The Merger Agreement may also be terminated by Adamas (i) subject to the terms and conditions set forth in the Merger Agreement, to accept a Superior Offer, (ii) if the Company or Purchaser has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 days following written notice, if such breach would reasonably be expected to prevent the Company or Purchaser from consummating the transactions, or (iii) in the event that Purchaser fails to commence the Offer within the specified period set forth in the Merger Agreement or fails to purchase all Shares validly tendered (and not validly withdrawn) when required to do so under the Merger Agreement. Upon termination of the Merger Agreement (i) by Adamas to accept a Superior Offer or (ii) by the Company following a Company Adverse Change Recommendation, Adamas will be required to pay the Company a termination fee of $16,000,000 (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, Adamas must also pay the Company the Termination Fee if the Merger Agreement is terminated and, within 12 months following such termination, Adamas recommends or enters into certain alternative acquisition arrangements and such acquisition is subsequently consummated.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about Adamas, the Company or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Transactions. The Merger Agreement and this summary should not be relied upon as disclosure about Adamas or the Company. None of Adamas’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Adamas, the Company, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01 Other Events.

On October 11, 2021, the Company issued a joint press release with Adamas announcing the execution of the Merger Agreement and held an investor conference call. A copy of the joint press release is filed as Exhibit 99.1 hereto, and the text of such joint press release is incorporated herein by reference. A copy of the investor presentation presented on the conference call is filed as Exhibit 99.2 hereto and posted on the Company’s website, and the text of such investor presentation is incorporated herein by reference.

Additional Information about the Tender Offer and Where to Find It

The tender offer for the outstanding common stock of Adamas Pharmaceuticals, Inc. (“Adamas”) has not been commenced. This filing does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Adamas securities. At the time the tender offer is commenced, Supernus Pharmaceuticals, Inc. (“Supernus”) and Supernus Reef, Inc., a direct wholly owned subsidiary of Supernus (“Purchaser”), will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase) with the Securities and Exchange Commission (the “SEC”) and thereafter, Adamas will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the tender offer. The solicitation and offer by Supernus to purchase shares of Adamas common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that Adamas investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and Adamas investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Supernus, Purchaser and Adamas with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Supernus and Purchaser file with the SEC will be made available to all investors and security holders of Adamas free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Supernus under the “Investor Relations” section of Supernus’s website at https://www.supernus.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the risk that the proposed acquisition of Adamas by Supernus may not be completed; the possibility that competing offers or acquisition proposals for Adamas will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Adamas common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Supernus’s or the Adamas’s business may experience significant disruptions due to transaction related uncertainty; the effects of disruption from the transactions of Adamas’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied or waived; Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products and products acquired through the acquisition of Adamas; the Company’s ability to increase its net revenue from its products and products acquired through the acquisition of Adamas; the Company’s ability to commercialize its products including Qelbree; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01 Financial Statements and Exhibits*.

(d)	Exhibits

Exhibit 2.1*—	Agreement and Plan of Merger, dated as of October 10, 2021, by and among Supernus Pharmaceuticals, Inc., Supernus Reef, Inc. and Adamas Pharmaceuticals, Inc.

Exhibit 99.1 —	Press Release Dated October 11, 2021

Exhibit 99.2 —	Investor Presentation Dated October 11, 2021

Exhibit 104 —	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 12, 2021	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice-President and Chief Financial Officer